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                                                                    Exhibit 3.17

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                               [GRAPHIC OMITTED]

                              State of California

                       [Seal of the State of California]

                                                [Seal of the Secretary of State]

                               SECRETARY OF STATE

      I, BILL JONES, Secretary of State of the State of California, hereby certify:

      That the attached transcript of 8 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                               IN WITNESS WHEREOF, I execute
                                                  this certificate and affix the
                                                  Great Seal of the State of
                                                  California this day of

                                                            [ILLEGIBLE]
                                                  ------------------------------


[Seal of the State of California]                         /s/ Bill Jones

                                                  Secretary of State

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                 FILED
in the office of the Secretary of State
       of the State of California

              OCT 26, 1960

    [ILLEGIBLE], Secretary of State


           By /s/ [ILLEGIBLE]
                             Deputy

                          ARTICLES OF INCORPORATION OF

                                   NACAL, INC.

                                   -----------

      Know all men by these presents, that we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California; and we hereby certify:

      Article I - Paragraph 1 - The name of said corporation shall be NACAL,
Inc.

      Article II - Paragraph I - The period during which said corporation shall continue is perpetual.

      Article III - Paragraph 1 - The specific business in which said corporation is primarily to engage is the transportation of property within the limits of the State of California.

            Paragraph 2 - In addition to the foregoing, the purpose or purposes for which said corporation is formed are as follows:

                  A. To acquire, hold, lease, encumber, convey, or otherwise dispose of real and personal property within or without the State of California, and take real and personal property by will, gift, or bequest.

                  B. To act as bailee of property for hire, establishing, maintaining, and conducting warehouses for the storage, receipt, custody, shipment, and forwarding of personal property.

                  C. To maintain offices, appoint agents, and to do all other things as are necessary, convenient, or expedient in the accomplishment of the purposes of the organization.

                  D. To acquire by purchase, or otherwise, the capital shares, bonds, and securities of this corporation or of any other corporation, domestic or foreign, and to sell, transfer, or otherwise dispose of same, and to exercise all rights of a shareholder with respect to any capital shares or stock which it may hold in any other corporation.

                  E. To promote, establish, purchase, acquire, own, hold, deal in, and trade in, manage, exchange, equip, operate, lease, sell, transfer, mortgage, pledge, or otherwise encumber, and/or in any manner
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dispose of, lines of motor transportation by trucks and other vehicles and conveyances propelled by motors, whether on the ground or in the air (other than railroads), in the State of California, and to transport thereon and thereover, for hire, intrastate, baggage, mail, express and/or freight of any and all kinds and classes; and to acquire, own, hold, construct, repair, equip, operate, lease, let, mortgage, pledge, or otherwise encumber, exchange, deal in and trade in, sell or otherwise dispose of, trucks and other vehicles and conveyances of all kinds propelled by motors, for use on land or in the air, and/or any and all parts, materials, equipment, appliances, appurtenances, machinery, supplies, tools, tires, fuels, oils, and/or any and all other articles and property which are instant to or used in connection with any of the property aforesaid, or which may be necessary, useful or convenient in carrying on any of the business aforesaid.

                  F. To engage in the transportation of property in and to such other places, other than the State of California, as any regulatory body having jurisdiction over such business, may from time to time authorize.

                  G. To acquire, construct, own, hold, maintain, operate, equip, lease, let, mortgage, pledge, exchange, sell or otherwise dispose of, such lands, buildings, garages, repair shops, stations, offices and other real and personal property, as may be necessary, desirable, useful or convenient, for the purposes of this corporation, either in the State of California or elsewhere.

                  H. To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the goodwill, rights, assets, and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association, or corporation.

                  I. To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise, dispose of letters patent of the United States or any foreign country, patent rights, licenses, and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

                  J. To borrow money and issue bonds, debentures, notes, and evidences of indebtedness, secure the payment or performance of its obligations by mortgage or otherwise.

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                  K. To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock, when such use would cause any impairment of its capital, except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

                  L. To assume any obligations, enter into any contracts, or do any acts incidental to the transaction of its business or to the issue or sale of its securities, or expedient for the attainment of its corporate purposes.

                  M. To make conations for the public welfare or for charitable, scientific, or educational purposes.

                  N. To sue or be sued in any court.

                  O. To adopt, use, and at will alter, a corporate seal.

                  P. To make by-laws.

                  Q. To appoint such subordinate officers or agents as its business may require, and allow them suitable compensation.

                  R. To qualify to do business in any other state, territory, dependency, or foreign country and conduct business within or without the State of California.

                  S. To do any other act authorized by law which is calculated, directly or indirectly, to promote the interest of the corporation or to enhance the value of its property.

      Article IV - Paragraph 1 - The principal office for the transaction of the business of said corporation is to be located in the County of Los Angeles, State of California.

      Article V - Paragraph 1 - The total number of shares which said corporation shall have authority to issue is 1,000 shares, all without par value. Such shares without nominal or par value may be issued by said corporation from time to time for such an amount of consideration as may be found from time to time by the Board of Directors.

            Paragraphs 2 - Title to a certificate and to the shares represented thereby can he transferred only by delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby.

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            Paragraph 3 - The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

            Paragraph 4 - All shares shall have the sane voting rights.

      Article VI - Paragraph 1 - The number of directors shall be 3; and the names and addresses of the persons who are appointed to act as the first directors are:

                  A. James D. Edgett
                     P.0. Box 988
                     Fort Wayne, Indiana

                  B. Clyde A. Jewett
                     4760 Valley Boulevard
                     Los Angeles 32, California

                  C. James A. Nevil
                     c/o Nevil Storage Company
                     San Francisco, California

            Paragraph 2 - The directors need not be shareholders of said corporation. A majority of the directors at any time shall be citizens of the United States.

            Paragraph 3 - The number of directors may be changed from time to time by the adoption of appropriate by-laws.

      Article VII - Paragraph 1 - Both shareholders and directors shall have the power to make, alter, amend, or repeal the by-laws of the corporation. Meetings of shareholders may be held either within or without the State of California if the by-laws so provide. The books of the corporation may be kept either within or without the State of California, at such place or places as may be from time to time designated by the Board of Directors.

            Paragraph 2 - Th corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders are herein granted subject to this reservation.

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      In witness whereof, we, as incorporators and named hereinabove as directors, have hereunto set our hands and seals as such incorporators and directors this 23rd day of September , 1960.


                                          /s/ James D. Edgett
                                          -----------------------------
                                          James D. Edgett        (Seal)


                                          /s/ Clyde A. Jewett
                                          -----------------------------
                                          Clyde A. Jewett        (Seal)


                                          /s/ James A. Nevil
                                          -----------------------------
                                          James A. Nevil         (Seal)

State of Indiana)
                ) SS
County of Allen )

      On this 23rd day of Sept., in the year 1960, before me Evelyn A. Fox a notary public in and for said Allen County, State of Indiana, residing therein, duly commissioned and sworn, personally appeared James D. Edgett, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, as incorporator and who is also named therein as director, and duly acknowledged to me that he executed the same.

      In witness whereof, I have hereunto set my hand and affixed my official seal at Fort Wayne, Ind. the day first above written.


                                          /s/ Evelyn D. Fox
                                          -----------------------------
                                          Notary Public

                                                        EVELYN D. FOX
                                             My commission expires Feb. 22, 1964

State of Indiana)
                ) SS
County of Allen )

      On this 27th day of Sept., in the year 1960, before me Evelyn A. Fox a notary public in and for said Allen County, personally appeared Clyde A. Jewett, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, as incorporator and who is also named therein as director, and duly acknowledged to me that he executed the same.

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      In witness whereof, I have hereunto set my hand and affixed my official seal at Fort Wayne the day first above written.


                                          /s/ Evelyn D. Fox
                                          -----------------------------
                                                  Notary Public

                                                        EVELYN D. FOX
                                             My commission expires Feb. 22, 1964

State of California     )
                        )SS
County of San Francisco )

      On this [ILLEGIBLE] day of [ILLEGIBLE], in the year 1960, before me [ILLEGIBLE] a notary public in and for said [ILLEGIBLE] County, State of California, residing therein, duly commissioned and sworn, personally appeared James A. Nevil, known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, as incorporator and who is also named therein as director, and duly acknowledged to me that he executed the same.

      In witness whereof, I have hereunto set my hand and affixed my official seal at San Francisco the day first above written.


MY COMMISSION EXPIRES AUG. 28, 1963       /s/ [ILLEGIBLE]
                                          -----------------------------
                                                  Notary Public

                                          NOTARY PUBLIC
                      [ILLEGIBLE] for the City and County of San Francisco
                                      State of California

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                                                          FILED
                                         in the office of the Secretary of State
                                                of the State of California

                                                       JUL 9, 1968

                                         FRANK M. JORDAN, Secretary of State

                                         By /s/ [ILLEGIBLE]
                                            --------------------------------
                                                                      Deputy

                            CERTIFICATE OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                                       OF
                                   NACAL, INC.

                                   -----------

STATE OF INDIANA ) ss
COUNTY OF ALLEN  )

      We, James D. Edgett and Evelyn D. Fox, of the City of Fort Wayne, State of Indiana, being first duly sworn, hereby certify:

      1. We are the President and Assistant Secretary-Treasurer, respectively, of NACAL, INC.

      2. That the Directors unanimously adopted the following resolution at a special meeting held at 9:30 A.M. on June 28, 1968, at Fort Wayne,
      Indiana:

            "RESOLVED: That Article VI of the Articles of Incorporation of this corporation is hereby amended to read in full as follows:

            "Article VI - Paragraph 1 - The number of Directors shall be three; and the names and addresses of the persons who are appointed to act as the first Directors are:

                  A.    James D. Edgett, P.O. Box 988,
                        Fort Wayne, Indiana
                  B.    Clyde A. Jewett, 4760 Valley Blvd.,
                        Los Angeles, California
                  C. James A. Nevil, c/o Nevil Storage Company, San Francisco, California

            Paragraph 2 - The Directors need not be shareholders of said corporation. A majority of the Directors at any time shall be citizens of the United States.

            Paragraph 3 - The number of Directors may be changed from time to time by the adoption of appropriate By-Laws.

            Paragraph 4 - Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board consent in writing to such action."
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      3. That the shareholders adopted said amendment by resolution at a special meeting held at 1:30 P.M. on June 28, 1968, at Fort Wayne, Indiana. That the wording of the amended articles as set forth in the Shareholders' resolution is the same as that set forth in the Directors' resolution in Paragraph 2 of this certificate.

      4. That the number of shares which so voted for the adoption of said amendment is 501, and that the total number of shares entitled to vote on said amendment is 501.

In witness whereof we have hereunto set our hands and affixed the seal of NACAL, INC. this 1st day of July, 1968.


                                          /s/ James D. Edgett
                                          -----------------------------
                                          James D. Edgett, President

[Seal of Nascal, Inc.]
                                          /s/ Evelyn D. Fox
                                          -----------------------------
                                          Evelyn D. Fox
                                          Assistant Secretary-Treasurer

State of Indiana )
                 ) ss:
County of Allen  )

      Subscribed to and sworn before me at the City of Fort Wayne in the State of Indiana this 1st day of July, 1968.


        MARLENE DEE ZIESK                 /s/ Marlene Dee Ziesk
My commission expires Feb 19, 1972        -----------------------------
                                                  Notary Public

[Seal of Notary Public]                         [Seal of the Secretary of State]